EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 6, 2007, among Vistula Communications Services, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Bonus Shares” means the 5 million shares of Common Stock, in the aggregate, to be transferred from Executive Management Services Limited (“EMS”) to each Purchaser within 15 Trading Days following the Closing Date.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Foley Hoag LLP.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agent” shall have the meaning set forth in the Escrow Agreement.

“Escrow Agreement” shall mean the Escrow Agreement in substantially the form of Exhibit E hereto executed and delivered contemporaneously with this Agreement.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities issued hereunder or upon the exercise or exchange of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, (c) warrants issued to an institutional lender licensed as such by a governmental agency in direct connection to a loan for money borrowed or as otherwise permitted by this Agreement and the Transaction Documents, provided such warrant is issued with a strike price at least equal to the market price of the Common Stock on the date of such issuance and is not subject to further price adjustment in respect of subsequent issuances of Common Stock or Common Stock Equivalents at a price below such strike price and the issuance of Common Stock upon exercise of such warrants and such issuance does not result in an adjustment to the conversion, exchange or exercise price of any other securities of the Company; (d) Common Stock issued in connection with the settlement of claims or litigation first arising after the Closing Date up to an aggregate maximum of 500,000 shares (subject to adjustment for reverse and forward stock splits and the like) and such issuance does not result in an adjustment to the conversion, exchange or exercise price of any other securities of the Company; (e) securities issued pursuant to acquisitions, joint ventures or other strategic transactions, including, without limitation, technology transfer and licensing transactions, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (f) securities issued under agreements executed by the Company prior to the date of this Agreement and disclosed in the SEC Reports; and (g) warrants to be issued to the Placement Agent pursuant to an agreement, dated as of March 16, 2007, between the Placement Agent and the Company and any warrants to be issued to Persons that are disclosed in Schedule 3.1(s) to this Agreement and the issuance of Common Stock upon exercise of such warrants.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(ii) hereof.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction other than rights of first refusal, preemptive rights or restrictions arising under the Transaction Documents or under applicable securities laws.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Notes” means, the 12% Subordinated Convertible Notes, in the form of Exhibit A, due, subject to the terms therein, two years from their date of issuance, issued by the Company to the Purchasers hereunder.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.13.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” shall mean Oceana Partners, LLC.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.13.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.11.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Bonus Shares and Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Notes, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto and next to the heading “Closing Subscription Amount”, in United States Dollars and in immediately available funds, which shall not be less than $100,000 for any Purchaser unless the Company otherwise consents.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.13.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Trading Market is open for business.

“Trading Market” means, as applicable, the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Escrow Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit C delivered to the Purchasers at the Closing in accordance with Section 2.2 hereof and the warrants issued to Oceana Partners, LLC (“Oceana”) pursuant to the terms of the Placement Agent Agreement entered into by the Company and Oceana, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers agree to purchase in the aggregate, severally and not jointly, a minimum of $2,500,000 principal amount of the Notes and Warrants. The parties hereto agree that for United States Federal income tax purposes, the issue price of each Note shall be not less than 99.26% of its principal amount. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Escrow Agent, or such other location as the parties shall mutually agree. The Closing shall occur within 5 Trading Days of the date hereof.

2.2 Deliveries.

a) At or prior to the Closing, unless otherwise indicated below, the Company shall deliver or cause to be delivered to the Escrow Agent with respect to each Purchaser at the Closing the following:

(i) this Agreement duly executed by the Company;

(ii) a Note with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iii) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Subscription Amount divided by $1.00, with an exercise price equal to $1.00, subject to adjustment therein;

(iv) the Registration Rights Agreement duly executed by the Company;

(v) a legal opinion of Company Counsel, in the form of Exhibit D attached hereto; and

(vi) the Escrow Agreement duly executed by the Company.

b) At or prior to the Closing, unless otherwise indicated below, each Purchaser at the Closing shall deliver or cause to be delivered to the Escrow Agent the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount, for the applicable Closing, by wire transfer to the account of the Escrow Agent;

(iii) the Escrow Agreement duly executed by such Purchaser; and

(iv) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

a) The obligations of the Company hereunder in connection with the Closing is subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Company shall have received executed Agreements from Purchasers with Subscription Amounts aggregating at least $2,500,000; and

(iv) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Notes at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser.

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles or public policy, (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iv) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) filings required pursuant to Section 4.6, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Notes, Bonus Shares and Warrants and the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. Since January 1, 2006, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, as amended to date, including the exhibits to each thereof, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock or option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge or reasonable expectation of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. To the Company’s knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and where the failure to have such rights could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge and reasonable expectation of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including but not limited to, directors and officers insurance with coverage amount set forth on Schedule 3.1(p). To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge or reasonable expectation of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge or reasonable expectation of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of each Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(s) Certain Fees. Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(w) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

(y) Registration Rights. Other than each of the Purchasers and except as set forth on Schedule 3.1(y), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(z) No Integrated Offering Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or would trigger any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(aa) Tax Status.   Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns which are true, complete and accurate in all respects and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb) No General Solicitation. Neither the Company nor, to the knowledge of the Company, any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation (as that term is used in Rule 501(c) under the Securities Act) or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended

(dd) Accountants. The Company’s accountants are set forth on Schedule 3.1(dd) of the Disclosure Schedule. To the Company’s knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, are a registered public accounting firm as required by the Securities Act.

(ee) Seniority. As of the Closing Date, no indebtedness or other equity of the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness evidenced by the Company’s outstanding 8% convertible debentures due February and March 2008 (collectively, the “Debentures”), purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ff) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and, except as set forth in Schedule 3.1(ff), the Company is current with respect to any fees owed to its accountants and lawyers.

(gg) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh) Environmental Laws. The Company and its Subsidiaries (i) are to the Company’s knowledge in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval; except where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(jj) Solvency. Schedule 3.1(jj) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(kk) Employee Benefit Plans; ERISA.

(i) Schedule 3.1(kk)(i) sets forth a true, correct and complete list of all employee benefit plans, programs, policies and arrangements, whether written or unwritten (the “Company Plans”), that the Company, any Subsidiary or any other corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including the Company or any Subsidiary, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), maintain or have maintained on behalf of current or former members, partners, principals, directors, officers, managers, employees, consultants or other personnel.

(ii) There has been no prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, with respect to any of the Company Plans; (ii) none of the Company Plans is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; and (iv) each of the Company Plans has been operated and administered in all material respects in accordance with all applicable laws, including ERISA. There are no actions, suits or claims pending or threatened (other than routine claims for benefits), whether by participants, the Internal Revenue Service, the Department of Labor or otherwise, with respect to any Company Plan and no facts exist under which any such actions, suits or claims are likely to be brought or under which the Company or any Subsidiary could incur any liability with respect to a Company Plan other than in the ordinary course. None of the Company Plans is or was a multiemployer plan within the meaning of Section 3(37) of ERISA.

(iii) Neither the Company nor any Subsidiary has announced, proposed or agreed to any change in benefits under any Company Plan or the establishment of any new Company Plan. There have been no changes in the operation or interpretation of any Company Plan since the most recent annual report, which would have any material effect on the cost of operating, maintaining or providing benefits under such Company Plan.

(iv) Neither the Company nor any Subsidiary has incurred any liability for the misclassification of employees as leased employees or independent contractors.

(v) Except as provided for in this Agreement and in the Transaction Documents, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any individual becoming entitled to any increase in the amount of compensation or benefits or any additional payment from the Company or any Subsidiary (including, without limitation, severance, golden parachute or bonus payments or otherwise), or (ii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any individual.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and the performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] [CONVERTIBLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5 Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m. Eastern time on the second Business Day following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Documents thereto. The Company and the Placement Agent shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Placement Agent shall issue any such press release or otherwise make any such public statement in connection with the transactions contemplated hereby without the prior consent of the Company, with respect to any such press release of the Placement Agent, or without the prior consent of each Purchaser, with respect to any such press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Placement Agent, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

4.7 Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.8 Non-Public Information. The Company covenants and agrees that it will not and will instruct any other Person acting on its behalf to not provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder substantially as set forth in Schedule 4.9 and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables or accrued expenses in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.10 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such claimant stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance), the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement except to the extent any covenant or warranty owing to the Company is breached.

4.11 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such claimant stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.12 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

(c) The Company shall, if then applicable: (i) in the time and manner required by the Trading Market or if the Common Stock is listed on another Trading Market, promptly prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.13 Participation in Future Financing.

(a) From the date hereof until the date that is the 12 month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such 5th Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.13 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.13.

(f) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) an Exempt Issuance or (ii) an underwritten public offering of Common Stock.

4.14 Subsequent Equity Sales.

(a) From the date hereof until 45 days after the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents except pursuant to conversion of the Company’s currently outstanding convertible securities or exercise of currently outstanding rights to acquire Common Stock.

(b) From the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

(c) Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.15 Most Favored Nation Provision. From the date hereof until the one year anniversary of the Closing Date, any time the Company effects a Subsequent Financing, each Purchaser may elect, in its sole discretion, to exchange all or some of the Notes then held by it for any securities issued in a Subsequent Financing based on the outstanding principal amount of the Note plus accrued but unpaid interest and other fees owed and the effective price at which such securities were sold in such Subsequent Placement.

4.16 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Note holders as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.17 Bonus Shares. The Company shall take any and all action requested by a Purchaser, including providing any legal opinions, in order to cause the transfer of the Bonus Shares to such Purchaser.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before April 15, 2007; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse Little Wing LP (“Little Wing”) for its legal fees and expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers (or their permitted transferees) holding at least 75% of the principal amount of the Notes then outstanding in the aggregate or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HERETO EACH WAIVE ALL RIGHTS TO A TRIAL BY JURY. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive each Closing and the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statute of limitations.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, if any Purchaser exercises a right, election, demand or option under a Transaction Documents and the Company does not timely perform its related obligations within the periods therein provided, such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Note or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Documents or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Documents. Notwithstanding any provision to the contrary contained in any Transaction Documents, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Documents. Nothing contained herein or in any Transaction Documents, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VISTULA COMMUNICATIONS SERVICES, INC.		Address for Notice:

By:	/s/ Rupert Galliers-Pratt
	Name: Rupert Galliers-Pratt Title: President and Chief Executive Officer	405 Park Avenue, Suite 801 New York, NY 10022 ATTN: Chief Executive Officer Fax:
With a copy to (which shall not constitute notice):

Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Attn: Paul Bork, Esq. Fax: 617.832.7000

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JMG Capital Partners, LP
Signature of Authorized Signatory of Purchaser: /s/ Jonathan Glaser
Name of Authorized Signatory: Jonathan Glaser
Title of Authorized Signatory: Member Manager of the General Partner
Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser:
11601 Wilshire Blvd. Ste 2180
Los Angeles, CA 90005

Address for Delivery of Securities for Purchaser (if not same as above):

Closing Subscription Amount: $400,000
Warrant Shares: 400,000

EIN Number:

Blocker Provision Election: Please choose from one of the two options below:

(check one)
☐ My Warrant and Note shall contain a 4.99% blocker provision.
☒ My Warrant and Note shall contain a 9.99% blocker provision.

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JMG Triton Offshore Fund, Ltd.
Signature of Authorized Signatory of Purchaser: /s/ Jonathan Glaser
Name of Authorized Signatory: Jonathan Glaser
Title of Authorized Signatory: Member Manager of the Investment Manager
Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser:
11601 Wilshire Blvd. Ste 2180
Los Angeles, CA 90005

Address for Delivery of Securities for Purchaser (if not same as above):

Closing Subscription Amount: $400,000
Warrant Shares: 400,000

EIN Number:

Blocker Provision Election: Please choose from one of the two options below:

(check one)
☐ My Warrant and Note shall contain a 4.99% blocker provision.
☒ My Warrant and Note shall contain a 9.99% blocker provision.

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Bushido Capital Master Fund, LP
Signature of Authorized Signatory of Purchaser: /s/ Ronald S. Dagar
Name of Authorized Signatory: Ronald S. Dagar
Title of Authorized Signatory: Director
Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser:
145 East 57th Street, 11th Floor
New York, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):

Closing Subscription Amount: $50,000
Warrant Shares: 50,000

EIN Number:

Blocker Provision Election: Please choose from one of the two options below:

(check one)
☒ My Warrant and Note shall contain a 4.99% blocker provision.
☐ My Warrant and Note shall contain a 9.99% blocker provision.

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JANA Piranha Master Fund, Ltd.
Signature of Authorized Signatory of Purchaser: /s/ Marc Lehmann
Name of Authorized Signatory: Marc Lehmann
Title of Authorized Signatory: Partner, JANA Partners LLC
Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser:
c/o JANA Partners LLC
200 Park Ave, Suite 3300
New York, NY 10166
Attention: Marc Lehmann

Address for Delivery of Securities for Purchaser (if not same as above):
Goldman Sachs, fbo JANA Partners
One New York Plaza
New York, NY 10004
Attention: Tomie Akin, 44th Floor

Closing Subscription Amount: $650,000
Warrant Shares: 650,000

EIN Number:

Blocker Provision Election: Please choose from one of the two options below:

(check one)
☐ My Warrant and Note shall contain a 4.99% blocker provision.
☒ My Warrant and Note shall contain a 9.99% blocker provision.

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Little Wing LP
Signature of Authorized Signatory of Purchaser: /s/ Parker L. Quillen
Name of Authorized Signatory: Parker L. Quillen
Title of Authorized Signatory: Sole Managing Member, Quilcap Mgmt., LLC,
 Quilcap Mgmt. LLC as Investment Manager
Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser:
145 East 57th Street, 10th Floor
New York, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):

Closing Subscription Amount: $595,500
Warrant Shares: 595,500

EIN Number:

Blocker Provision Election: Please choose from one of the two options below:

(check one)
   ☐ My Warrant and Note shall contain a 4.99% blocker provision.
☒ My Warrant and Note shall contain a 9.99% blocker provision.

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Tradewinds Fund Ltd.
Signature of Authorized Signatory of Purchaser: /s/ Parker L. Quillen
Name of Authorized Signatory: Parker L. Quillen
Title of Authorized Signatory: Sole Managing Member, Quilcap Mgmt., LLC
Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser:
145 East 57th Street, 10th Floor
New York, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):

Closing Subscription Amount: $104,500
Warrant Shares: 104,500

EIN Number:

Blocker Provision Election: Please choose from one of the two options below:

(check one)
☐ My Warrant and Note shall contain a 4.99% blocker provision.
☒ My Warrant and Note shall contain a 9.99% blocker provision.

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Betty B. Evans
Signature of Authorized Signatory of Purchaser: /s/ Betty B. Evans by Whitney S. Quillen
 her attorney in fact
Name of Authorized Signatory: Whitney S. Quillen
Title of Authorized Signatory: Power of Attorney (attorney in fact)
Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser:
145 East 57th Street, 10th Floor
New York, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):

Closing Subscription Amount: $50,000
Warrant Shares: 50,000

EIN Number:

Blocker Provision Election: Please choose from one of the two options below:

(check one)
☒ My Warrant and Note shall contain a 4.99% blocker provision.
☐ My Warrant and Note shall contain a 9.99% blocker provision.

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: GSSF Master Fund, LP
Signature of Authorized Signatory of Purchaser: /s/ E. B. Lyon IV
Name of Authorized Signatory: E. B. Lyon IV
Title of Authorized Signatory: Authorized Agent
Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser:
100 Crescent Court, Suite 490
Dallas, Texas 75201

Address for Delivery of Securities for Purchaser (if not same as above):

Closing Subscription Amount: $100,000.00
Warrant Shares: 100,000

EIN Number:

Blocker Provision Election: Please choose from one of the two options below:

(check one)
☐ My Warrant and Note shall contain a 4.99% blocker provision.
☒ My Warrant and Note shall contain a 9.99% blocker provision.

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Stratford Partners, LP
Signature of Authorized Signatory of Purchaser: /s/ Chad Comiteau
Name of Authorized Signatory: Chad Comiteau
Title of Authorized Signatory: General Partner
Email Address of Purchaser: ________________________________________________________________

Address for Notice of Purchaser:
237 Park Avenue
Suite 900
New York, NY 10017

Address for Delivery of Securities for Purchaser (if not same as above):

Closing Subscription Amount: $150,000
Warrant Shares: 150,000

EIN Number:

Blocker Provision Election: Please choose from one of the two options below:

(check one)
☐ My Warrant and Note shall contain a 4.99% blocker provision.
☐ My Warrant and Note shall contain a 9.99% blocker provision.

Exhibit A

Form of 12% Convertible Note

[See Exhibit 4.1 of this filing.]

Exhibit B

Form of Registration Rights Agreement

[See Exhibit 10.2 of this filing.]

Exhibit C

Form of Warrant

[See Exhibit 4.2 of this filing.]

Exhibit D

Form of Legal Opinion

FOLEY HOAG LLP
ATTORNEYS AT LAW

April 6, 2007

To:  Each of the Purchasers under the Securities Purchase Agreement

Re: Securities Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel for Vistula Communications Services, Inc., a Delaware corporation (the “Company”), in connection with the negotiation of the Securities Purchase Agreement by and among the purchasers signatory thereto (the “Purchasers”) and the Company dated as of even date herewith (the “Purchase Agreement”), the Registration Rights Agreement between the Purchasers and the Company dated as of even date herewith (the “Registration Rights Agreement”), and the Escrow Agreement between the Purchasers, the escrow agent and the Company dated as of even date herewith (the “Escrow Agreement”). The Purchase Agreement provides for the issuance and sale by the Company of up to $2,500,000 in aggregate principal amount of convertible notes (the “Notes”) and warrants to purchase up to 2,500,000 shares of the Common Stock, $.001 par value per share (the “Common Stock”), of the Company (the “Warrants”) (the shares of Common Stock issued or issuable pursuant to the exercise of the Warrants and conversion of the Notes are collectively referred to herein as the “Underlying Shares”) (the Escrow Agreement, Purchase Agreement, Registration Rights Agreement, Notes and Warrants are collectively referred to herein as the “Agreements”). All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

This opinion is furnished to you pursuant to the Purchase Agreement. In rendering the opinions expressed below, we have examined originals or copies of: (i) the Agreements, (ii) the Company’s Certificate of Incorporation, as amended through the date hereof (“Certificate of Incorporation”), and (iii) the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below. In rendering the opinions expressed below, we have relied, as to factual matters, upon the representations and warranties of the Company contained in the Agreements.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets, in each case, as described in the SEC Reports. Vistula USA, Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets. As disclosed in the Schedules to the Purchase Agreement, neither the Company nor Vistula USA, Inc. is in good standing in Delaware.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Notes, the Warrants and the Underlying Shares. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered by the Company, and the Notes and Warrants have been duly executed, issued and delivered by the Company and each of the Agreements constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Notes, the Warrants and the Underlying Shares, do not and will not (i) result in a violation of the Company’s Certificate of Incorporation or By-Laws; (ii) except as disclosed in the Disclosure Schedules, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, any material agreement, indenture or instrument listed as exhibits in the SEC Reports to which the Company is a party, except for such conflicts and defaults, as would not, individually or in the aggregate, have a Material Adverse Effect or for which a consent and waiver have been obtained; or (iii) result in a violation of the Delaware General Corporation Law or any federal or Massachusetts law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Certificate of Incorporation or By-laws.

4. Assuming the accuracy of the representations and warranties made by the Purchasers in the Purchase Agreement, the issuance of the Notes, the Warrants and the Underlying Shares in accordance with the Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended. Upon conversion of the Notes or exercise of the Warrants in accordance with their respective terms, the Underlying Shares, will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company’s Certificate of Incorporation or By-laws or, to our knowledge, in any agreement to which the Company is a party.

5. We have not been engaged to devote substantive attention to any actions, suits, proceedings or investigations that are pending against the Company or its properties. To our knowledge, except as disclosed in the SEC Reports or the Schedules to the Purchase Agreement, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

6. As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock of which shares 66,964,898 are outstanding and 10,000,000 shares of undesignated Preferred Stock of which none are outstanding. The Bonus Shares have been duly authorized and are fully paid and non-assessable.

7. Assuming the accuracy of the representations and warranties made by the Purchasers in the Purchase Agreement, the transfer of the Bonus Shares in accordance with the Purchase Agreement will be exempt from registration with the Securities Act.

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

(a) We have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion.

(b) We have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures or original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

(c) As used in this opinion, the expression “to our knowledge” refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreements and the transactions contemplated thereby.

(d)  For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Purchasers in the Agreements and pursuant thereto are true and correct.

(e) Our opinion is based upon our knowledge of the facts as of the date hereof and assumes no event will take place in the future which would affect the opinions set forth herein other than future events contemplated by the Agreements. We assume no duty to communicate with you with respect to any change in law or facts which comes to our attention hereafter.

(f) In rendering the opinion in paragraph 1 with respect to legal existence of the Company in the State of Delaware, we have relied solely upon a certificate of the Secretary of State of Delaware and we express such opinion as of the date of such certificate. In rendering the opinion in paragraph 1 with respect to legal existence of Vistula USA, Inc. in the State of Delaware, we have relied solely upon a certificate of the Secretary of State of Delaware and we express such opinion as of the date of such certificate. We express no opinion as to the tax good standing of the Company or any of its subsidiaries.

(g)  In rendering the opinion in paragraph 5, we have relied upon a certificate of the Chief Financial Officer and Chairman of the Board of the Company (the “Certificate”) without further investigation. In particular, we have not searched the dockets of the courts or government agencies or instrumentalities of any jurisdictions.

(h) In rendering the opinion expressed in paragraph 6 with respect to capitalization, we have relied upon the Certificate without further investigation.

We have made such examination of Massachusetts law, federal law, and the Delaware General Corporation Law as we have deemed necessary for the purpose of this opinion. In rendering opinions concerning the Delaware General Corporation Law, we have, with your consent, relied exclusively upon a review of published statutes. In rendering opinions respecting the enforceability of the Agreements, we have assumed, with your consent and without any research or other confirmation, that the laws of the State of New York are identical in all respects to the laws of The Commonwealth of Massachusetts. We express no opinion herein as to the laws of any jurisdiction other than The Commonwealth of Massachusetts, the federal laws of the United States of America and the Delaware General Corporation Law.

The opinions expressed herein are qualified to the extent that (1) the enforceability of any provisions of the Agreements or any instrument or of any right granted thereunder may be subject to or affected by any bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar law of general application relating to or affecting the rights or remedies of creditors generally, which law may be in effect from time to time, (2) the remedy of specific performance or any other equitable remedy may be unavailable or may be withheld as a matter of judicial discretion, (3) equitable principles and principles of public policy may be applied in construing or enforcing the provisions of the Agreements or of any other agreement, instrument or document, and (4) the enforceability, validity or binding effect of any remedial provision of the Agreements may be limited by applicable law which may limit particular rights and remedies but not so as to interfere materially with the practical realization of the benefits intended to be provided to you by the Agreements. In addition, the opinions expressed herein are subject to the qualification that the enforcement of any of your rights are in all cases subject to the your implied duty of good faith and fair dealing.

We express no opinion herein as to the validity or enforceability of any provision of the Agreements or any other instrument or document to the extent that such provision purports to (1) constitute a waiver by the Company of any statutory right except where advance waiver is expressly permitted by the relevant statute; (2) require the Company to indemnify or to hold harmless you or any other person or entity from the consequences of any negligent or other wrongful act or omission of you or such other person or entity; (3) provide for indemnification or contribution by the Company in connection with the Agreements, the transactions contemplated thereby or otherwise to the extent such indemnification or contribution may be limited by applicable laws or as a matter of public policy; or (4) constitute a waiver of any right to a hearing on or adjudication of any issue or the right to trial by jury. We express no opinion with respect to whether any of the provisions of the Agreements or the transactions contemplated by the Agreements comply with the usury laws of any jurisdiction.

This opinion shall be interpreted in accordance with the Legal Opinions Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

This opinion is furnished to the Purchasers solely for their benefit in connection with the transactions described above and, except as otherwise expressly set forth herein, may not be relied upon by any other person or for any other purpose without our prior written consent, except that the opinions expressed in paragraph (4) and (7) above may be relied upon by Continental Stock Transfer & Trust Company as Transfer Agent.

Very truly yours,

FOLEY HOAG LLP

By:
A Partner

Exhibit E

Form of Escrow Agreement

[See Exhibit 10.5 of this filing.]

Disclosure Schedules

Delivered Pursuant to

Securities Purchase Agreement

By and Among

Vistula Communications Services, Inc. and the Purchasers Named Therein

April 6, 2007

The following are the Disclosure Schedules of Vistula Communications Services, Inc., a Delaware corporation, (the “Company”) to the Securities Purchase Agreement by and between the Company and the Purchasers named therein, dated of even date herewith (the “Agreement”). Unless otherwise stated, capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

These Disclosure Schedules are arranged in sections and paragraphs corresponding to the number and lettered sections and paragraphs contained in Section 3.1 of the Agreement and the disclosure in any section or paragraph shall qualify other sections and paragraphs in Section 3.1 of the Agreement.

These Disclosure Schedules and the information and disclosures contained in these Disclosure Schedules are intended only to qualify and limit the representations and warranties of the Company contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations or warranties.

The headings contained in the Disclosure Schedules are included for convenience only and are not intended to limit the effect of the disclosures contained in the Disclosure Schedules or to expand the scope of the information required to be disclosed in the Disclosure Schedules.

Any reference to or listing, description, disclosure or other inclusion of any item or other matter in the Disclosure Schedules shall not be construed to mean that such item or other matter is required to be referred to, listed, described, disclosed or otherwise so included in the Disclosure Schedules, nor shall it be deemed to be an admission or acknowledgement, in and of itself, that such information is material or that such information has or would have a Material Adverse Effect.

Schedule 3.1(a)

Subsidiaries

The Company has the following wholly-owned subsidiaries:

Vistula Limited, a company incorporated under the laws of England and Wales

Goodman Blue Limited, a company incorporated under the laws of England and Wales

Cardlink Services Limited, a company incorporated under the laws of Scotland

Vistula Telecom Limited, a company incorporated under the laws of England and Wales

Vistula USA, Inc., a company incorporated under the laws of the State of Delaware

The Company has one subsidiary which is partially owned at 60% ownership which is listed below:

Vistula Communications SA (Pty) Ltd., a company incorporated under the laws of South Africa

Schedule 3.1(b)

Organization and Qualification

Vistula Limited is not in good standing with Companies House in the United Kingdom. Vistula Limited failed to file accounts for the 2005 fiscal year due to the preparer holding the accounts for payment of at least a meaningful portion of amounts owed to them for these preparations and other services. The Company expects that the delinquent accounts will be finalized and filed with Companies House by June 30, 2007. No taxes are due and a small late penalty fee may be due.

Both Vistula Limited and Goodman Blue are not in good standing with the Inland Revenue in the United Kingdom. Both entities owe past taxes for PAYE (Pay As You Earn) which is the equivalent to the IRS’s FICA, Unemployment, and other taxes withheld from employee paychecks and is the part of an employee’s salary that represents their withholdings and should be paid directly to the government at the same time staff is paid. Vistula Limited is approximately £10,000 (USD 20,000) behind and Goodman Blue is approximately £35,000 (USD 70,000) behind. If the respective entities do not pay their respective delinquencies by Tuesday, April 3, 2007, Inland Revenue bailiffs may come to the offices of Vistula Limited and Goodman Blue to seize assets to secure the outstanding debts. This means that desks, chairs and PC’s may be seized; however the value of these assets may be less than the amounts owed.

Vistula Communications Services, Inc. has not filed its Delaware Franchise Tax Return, has not paid its 2006 Delaware Franchise Tax and is not in good standing with the State of Delaware. The Company expects that the filing will be made and the amounts and penalties due in respect of this filing of approximately $15,000 will be paid within two weeks of the Closing Date.

Vistula Communications Services, Inc. and Vistula USA, Inc. have not filed extensions for their 2006 Federal and State Corporate Income Tax returns, are not in good standing with the states of New York and Massachusetts and are not in good standing with the IRS. The Company expects to file the respective extensions, pay amounts due and penalties due in respect of these filings, and estimates that approximately $2,500 will be paid within two weeks of the Closing Date for the required filings to bring the Company into good standing.

Schedule 3.1(d)

No Conflicts

On October 11, 2006, the Company entered into a Purchase Agreement for all ordinary shares of Goodman Blue Limited, a UK company, from the sole shareholder, Scott Lee Goodwin (“Goodwin”), for 2,500,000 common shares subject to an option (or “Put”) held by Goodwin to require the Company to repurchase the shares for $1.00 each or $2,500,000. The Put was extended to March 21, 2007 for 1,400,000 shares (“First Put Option”) at $1.00 each and extended to August 31, 2007 for 1,100,000 shares (“Second Put Option”) at $1.00 each. The Put option for March 21, 2007 was not exercised; however the Company has verbally agreed to consider an alternate solution for both the First Put Option and the Second Put Option.

Schedule 3.1(g)

Capitalization

The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, $.001 par value per share, and 10,000 shares of undesignated Preferred Stock, $.001 par value per share. There are currently issued and outstanding 66,964,898 shares of Common Stock. Included in the list of issued and outstanding stock is the 2,500,000 shares of common stock issued to Scott Lee Goodwin that are described in Schedule 3.1(d). The common stock listed below was issued and outstanding to the following stockholders as of December 31, 2006*:

BARBARA BADI	50,000
BALTIC ASSET MANAGEMENT	680,000
ENOS BANDA	100,000
WENSLEY BARKER III	25,000
BARRON INTERNATIONAL HOLDING LIMITED	1,350,000
BARRON INTERNATIONAL HOLDING LTD	2,000,000
BERGGRUEN HOLDINGS NORTH AMERICAN LTD	1,499,000
ADAM BISHOP	500,000
JEANETTE BISHOP	6,000
BLS FUTURES LIMITED	400,000
BRANTRIDGE ESTATES LIMITED	2,500,000
ANDREW BRUDENELL-BRUCE	15,000
BUSTER BURKE LIMITED	250,000
CEDE & CO (FAST)	11,864,208
CITIGROUP GLOBAL MARKETS INC	2,000
EVAN COLLINS	50,000
COULOMB LTD	150,000
CRT CAPITAL GROUP LLC	1,100,000
DIALECTIC ANTITHESIS PARTNERS LP	125,000
DIALECTIC CAPITAL PARTNERS LP	125,000
A G EDWARDS & SONS INC	8,840
EXECUTIVE MANAGEMENT SERVICES LIMITED	5,250,000
ALEXANDRA GALLIERS-PRATT	1,080,000
FREDERICK GALLIERS-PRATT	900,000
GEORGE GALLIERS-PRATT	1,350,000
ISABELLA GALLIERS-PRATT	450,000
RUPERT GALLIERS-PRATT	630,000
GERLACH & CO	22,500
GOLDMAN SACHS & CO	970,000
SCOTT LEE GOODWIN *	2,500,000
MATTHEW GOULD	250,000
MOHAMMED HABIB	100,000
J DOUGLAS HARVEY	25,000
HERMITAGE CAPITAL CORP	100,000
ALEXANDER HESKETH	15,000
INDIGO VENTURES LLC	1,500,000
JANA PIRANHA MASTER FUND LTD	2,000,000
JMG CAPITAL PARTNERS LP	1,000,000
JMG TRITON OFFSHORE FUND LTD	1,000,000
STEVEN KENDALL	5,000
KRISTEN KULIGA	200
LITTLE WING LP	196,500
LOEB PARTNERS CORPORATION	2,000,000
MICHAEL MANDER	15,000
MAURETANIA PARTNERS L P	250,000
MORGAN STANLEY & CO INCORPORATED	1,000
MRS PARTNERS LLC	125,000
NARRAGANSETT OFFSHORE LTD	1,040,000
NARRAGANSETT I LP	960,000
NATIONAL INVESTOR SERVICES	600
NETYANTRA INC	14,550,000
OLYMPIC CORPORATE HOLDINGS LIMITED	175,000
ONETA ASSOCIATES INC	2,620,000
OPPENHEIMER & CO INC	35,500
PENSON FINANCIAL SERVICES INC	50
RUSH & CO	10,000
SANDLER CAPITAL STRUCTURE	250,000
SDS CAPITAL GROUP SPC LTD	100,000
SF CAPITAL PARTNERS LTD	1,000,000
ROSEMARY SHARP	150,000
WILLIAM TENANT	45,000
NICK TOPHAM	35,000
TRADEWINDS FUND LTD	53,500
TRIBECA GLOBAL CONVERTIBLE	800,000
ANTHONY WARRENDER	160,000
KEVIN WEST	100,000
GEORGE YOUNG	345,000
TOTAL	66,964,898

* Shares issued to Scott Lee Goodwin may be required to be repurchased by the Company under an option held by Scott Lee Goodwin pursuant to the Purchase Agreement for the acquisition of Goodman Blue Limited. This is further described in Schedule 3.1(d).

No shares of Preferred Stock are issued and outstanding.

There are currently options issued and outstanding to purchase a total of 11,826,050 shares of Common Stock as follows:

Unexercised Options Granted to:	# of Options	Strike Price	Expiration Date
Adam Bishop	500,000	$0.45	07/07/15
Adam Bishop	750,000	$1.50	12/23/15
Adam Bishop	150,000	$1.25	04/12/16
Anthony Warrender	15,000	$0.05	05/05/09
Anthony Warrender	225,000	$0.45	07/07/15
Anthony Warrender	250,000	$1.50	12/23/15
Anthony Warrender	50,000	$1.25	04/12/16
Auris Consulting Ltd.	95,000	$1.30	12/07/15
Enrique Lopez-Negrete	250,000	$1.19	02/15/16
Executive Management Services Limited(1)	650,000	$0.45	07/07/15
Executive Management Services Limited(1)	4,000,000	$1.50	12/23/15
Executive Management Services Limited(1)	800,000	$1.25	04/12/16
Fernando Aparicio	90,000	$1.19	02/15/16
George R. Vaughn	50,000	$0.45	07/07/15
George R. Vaughn	100,000	$1.50	12/23/15
George R. Vaughn	20,000	$1.25	04/12/16
Ian Cope	250,000	$1.42	01/05/16
Ian Cope	250,000	$1.50	12/23/15
Ian Cope	50,000	$1.25	04/12/16

Ian Cope	20,000	$0.32	02/05/17
J. Keith Markley	778,050	$1.18	04/11/16
J. Marcus Payne	150,000	$0.45	07/07/15
J. Marcus Payne	250,000	$1.50	12/23/15
J. Marcus Payne	50,000	$1.25	04/12/16
Jack Early	250,000	$1.18	04/11/16
Jared P. Taylor	8,000	$0.45	07/14/15
Jared P. Taylor	200,000	$0.65	07/27/16

Jared P. Taylor	50,000	$0.32	02/05/17
Jeremy Strong	50,000	$0.45	07/07/15
Luis Toruno	30,000	$0.42	12/04/16

Mark Bole	10,000	$0.32	02/05/17
Nicholas Topham	250,000	$1.30	12/14/15
Nicholas Topham	250,000	$1.50	12/23/15
Nicholas Topham	50,000	$1.25	04/12/16

Nicholas Topham	25,000	$0.32	02/05/17
Nicholas Topham	100,000	$0.45	07/07/15
Nigel Downton	10,000	$0.45	07/07/15
Olympic Corporate Holdings Limited(2)	500,000	$1.50	12/23/15
Olympic Corporate Holdings Limited(2)	100,000	$1.25	04/12/16
Oscar Brito	95,000	$0.45	07/15/15

Rod Jones	10,000	$0.32	02/05/17
Rosemary Sharp	45,000	$0.42	12/04/16

Total Options Unexercised	11,826,050

(1)	Rupert Galliers-Pratt, the Company’s Chairman, President and Chief Executive Officer, holds indirect voting and investment control over shares held by Executive Management Services Limited.

(2)	J. Marcus Payne, one of the Company’s directors, is a director of Olympic Corporate Holdings Limited.

These options were issued under the Company’s Amended and Restated 2004 Stock Incentive Plan.

The Company has issued the following convertible promissory notes (collectively, the “Rothschild Notes”) to the J. Rothschild Assurance Self Invested Personal Pension Plan No. 2 (the “Pension Plan”), the sole beneficiary of which is the Company’s Chairman, Rupert Galliers-Pratt:

1. Principal amount of $125,000 issued on July 12, 2004

2. Principal amount of $150,000 issued on August 11, 2004

The Rothschild Notes have a one year term, accrue interest at the rate of 7% per annum and are convertible into shares of the Company’s common stock at the price of $1.50 per share. Interest accrued on the Rothschild Notes is also convertible into shares of common stock at $1.50 per share. The Pension Plan has agreed to extend the maturity dates of the Rothschild Notes until June 30, 2007. As of December 31, 006 the balance due on the Rothschild Notes (including accrued interest) was $204,943. This amount is convertible into shares of common stock at a price of $1.50 per share.

On December 13, 2005, the Company entered into a Consultant, Representative and Professional Services Agreement with Quest Telecommunications, Inc. (“Quest”) pursuant to which the Company agreed to pay certain amounts and issue shares of the Company’s common stock upon the signing of a definitive agreement with Saigon Post and Telecommunications Services Corporation (“SPT”). The Company entered into a distribution and marketing agreement with SPT with respect to the V-Cube™ on July 3, 2006. Upon signing this agreement, the Company was obligated to issue to Quest 300,000 shares of the Company’s common stock and to pay to Quest $150,000 in cash, plus a continuing commission of thirty percent of the license fees received from SPT in connection with the licensing and distribution of the V-Cube™ in certain geographic areas (net of sales, use and value added taxes, if any, payable by us in connection with such license fees). Although an agreement with SPT has been signed, the Company does not expect to pay the $150,000 in cash or the continuing commission of thirty percent of the license fees received from SPT, due to SPT’s indication of its intent to enter into a license purchase and maintenance agreement in lieu of the distribution and marketing agreement and a reported delay in SPT’s ability to launch the product due to the local government’s approval process. The Company does expect to issue the 300,000 shares of common stock to Quest once Quest signs and delivers an investment representation letter to the Company.

The Company has issued the following warrants which are currently exercisable by the holder. The list of warrant holders, strike price, the number of warrants remaining and the expiration of each warrant issued is as follows:

Warrant Holders	Price	Remaining Warrants	Expiration Date
Alana Barksdale	$1.34	7,836	03/30/11
Axiom Capital Management, Inc.	$1.00	65,400	03/04/10
Axiom Capital Management, Inc.	$1.50	3,469	10/31/10
Bergguen Holdings North America Ltd.	$1.00	1,200,000	05/22/11
BLS Futures, Ltd.	$1.34	447,760	03/30/11
Bushido Capital Master Fund, L.P.	$1.50	500,000	10/31/10
CRT (for 5/22/2006 financing)	$1.00	1,467,000	05/22/11
CRT (for Financial Advisory Agreement)	$1.00	250,000	02/14/09
CRT Capital Group LLC	$1.00	1,080,000	05/22/11
David Siegel	$1.00	52,125	03/04/10
David Siegel	$1.50	1,181	10/31/10
David Vynerib	$1.00	20,625	03/04/10
Dialectic Antithesis Partners LP	$1.00	100,000	05/22/11
Dialectic Capital Partners LP	$1.00	100,000	05/22/11
DKR Soundshore Oasis Holding Fund Ltd	$1.00	3,325,000	02/18/10
DKR Soundshore Strategic Holding Fund Ltd	$1.00	175,000	02/18/10
Edward Neugeboren	$1.00	25,000	02/18/10
Edward Neugeboren	$1.34	22,388	03/30/11
Erik Brous	$1.00	20,625	03/04/10
Evan Collins	$1.00	340,000	05/22/11
Gamma Opportunity Capital Partners, LP	$1.50	250,000	10/28/10
Gary Gross	$1.00	57,356	03/04/10
Gary Gross	$1.50	5,757	10/31/10
Goldman, Sachs & Co.	$1.00	800,000	05/22/11
Gryphon Master Fund, L.P.	$1.50	1,000,000	10/03/10
GSSF Master Fund, L.P.	$1.50	499,999	10/03/10
Indigo Securities	$1.00	536,375	03/04/10
Indigo Securities	$1.50	140,376	10/31/10
J. Douglas Harvey	$1.00	20,000	05/22/11
Jana Piranha Master Fund, Ltd.	$1.00	3,200,000	05/22/11
JMG Capital Partners, LP	$1.00	800,000	05/22/11
JMG Triton Offshore Fund, Ltd.	$1.00	800,000	05/22/11
Keith Barksdale	$1.00	25,000	02/18/10
Keith Barksdale	$1.34	7,836	03/30/11
Little Wing LP	$1.50	414,400	10/07/10
Little Wing LP	$1.00	157,200	05/22/11
Marcel Martins	$1.50	606	10/31/10
Marcelo Martins	$1.00	21,369	03/04/10
Mason Barksdale	$1.34	7,836	03/30/11
Mauretania Partners, LP	$1.00	200,000	05/22/11
Michael S Urban & Sherrie Urban	$1.00	9,500	02/18/10
Michael S Urban & Sherrie Urban	$1.50	40,500	10/31/10
Murray Chernick	$1.50	250,000	10/31/10
Narragansett I, LP	$1.00	768,000	05/22/11
Narragansett Offshore, Ltd.	$1.00	832,000	05/22/11
Oxford Capital Management, LLC	$1.00	100,000	02/18/10
Paul Lisiak	$1.34	22,388	03/30/11
Peyton Barksdale	$1.34	7,836	03/30/11
Plainfield Special Situations Master Fund Limited	$1.00	400,000	05/22/11
Professional Traders Fund, LLC	$1.50	150,000	10/31/10
Richard & Joanne Kane	$1.34	13,433	03/30/11
Robert Rosenberg	$1.00	28,625	03/04/10
Robert Rosenberg	$1.50	8,136	10/31/10
Rubenstein Investor Relations	$0.45	100,000	03/01/10
Sandler Capital Structure Opportunities Mast Fund, Ltd.	$1.00	300,000	05/22/11
Scott Craven	$1.00	200,000	02/18/10
SDS Capital Group SPC Ltd	$1.00	80,000	05/22/11
SF Capital Partners Ltd.	$1.00	800,000	05/22/11
Stratford Partners, LP	$1.00	600,000	02/18/10
Tradewinds Fund Ltd	$1.50	85,600	10/07/10
Tradewinds Fund Ltd.	$1.00	42,800	05/22/11
Tribecca Global Convertible Investments, Ltd.	$1.00	1,000,000	05/22/11
Valor Capital Management LP	$1.00	750,000	02/18/10
Wensley Barker III	$1.00	20,000	05/22/11
William F. Williams	$1.34	22,388	03/30/11
Total Warrants Outstanding		24,778,725

The Company currently has convertible notes on its books of $6,300,000. A detailed list of the Debenture holders is as follows:

Debenture Holder	Convertible Note Balance	Strike Price	# of Shares	Maturity Date
Bushido Capital Master Fund, L.P.	500,000.00	$0.75	666,667	02/18/08
Gamma Opportunity Capital Partners, LP	250,000.00	$0.75	333,333	02/18/08
Gryphon Master Fund, L.P.	999,999.75	$0.75	1,333,333	02/18/08
GSSF Master Fund, L.P.	499,999.50	$0.75	666,666	02/18/08
Little Wing LP	414,400.21	$0.75	552,534	02/18/08
Stratford Partners, LP	600,000.00	$0.75	800,000	02/18/08
Tradewinds Fund Ltd	85,600.04	$0.75	114,133	02/18/08
DKR Soundshore Oasis Holding Fund Ltd	2,778,750.00	$0.75	3,705,000	03/04/08
DKR Soundshore Strategic Holding Fund Ltd	146,250.00	$0.75	195,000	03/04/08
Edward Neugeboren	24,999.75	$0.75	33,333	03/04/08
	6,299,999.25		8,399,999

The Company will be obligated to pay certain fees and/or issue certain warrants to Oceana Partners LLC in connection with the sale of the convertible notes and warrants.  A cash fee of 8% of the gross purchase price from new investors, estimated to be $52,000, and a five year warrant to purchase up to 1,300,000 shares of common stock at an exercise price of $1.00 per share.

The Company will be obligated to pay certain fees and/or issue certain warrants to W. Quillen Securities (“WQS”) in connection with the sale of the convertible notes and warrants. A cash fee of 8% of the gross purchase price received from any investors introduced to the Company by WQS, estimated to be $4,000, and a five year warrant to purchase up to 100,000 shares of common stock at an exercise price of $1.00 per share.

The Company may be obligated to pay certain fees and/or issue certain warrants to Source Capital Group, Inc. (“SCG”) in connection with the sale of the convertible notes and warrants in accordance with the Source Capital Engagement Letter. The Company has requested a waiver from SCG of such fees and/or warrants and SCG has orally agreed to waive any fee in connection with the sale of the convertible notes and warrants. The Company expects that a written agreement regarding this waiver will be obtained from SCG soon.

In consideration for, and as a condition to, the execution and delivery of a waiver by the Company’s Debenture holders, pursuant to which the Debenture holders (i) waive any late fee(s) associated with any overdue payment of interest, and (ii) confirm that an event of default does not exist with respect to the debentures, the Company may be obligated to reduce the exercise price of replacement warrants that were issued to the Debenture holders pursuant to a Warrant Exercise Agreement dated October 3, 2005 from $1.50 per share to $1.00 per share. The Company has also agreed to include full ratchet anti-dilution provisions in the $1.00 warrants.

As a result of the re-pricing of these warrants, the Company expects the exercise price of 559,701 existing warrants to be adjusted pursuant to their weighted-average anti-dilution provisions. These warrants currently have an exercise price of $1.34. The actual adjustment will be dependent upon the size of the offering, and is believed not to be significant in comparison to the number of warrants currently outstanding or in comparison to the fully diluted number of commons shares.

See Schedule 3.1(d) for a description of a put option held by Scott Lee Goodwin.

Schedule 3.1(i)

Material Changes

See Schedule 3.1(g) for a description of the Rothschild Notes.

See Schedule 3.1(d) for a description of a put option held by Scott Lee Goodwin.

Schedule 3.1(j)

Litigation

The Company is delinquent in its rent payments for an apartment in London used by NetYantra consultants. The landlord of the property has demanded payment and is seeking a County Court Judgement. The Company believes it will avoid any judgement provided it is able to make a payment by Friday, April 6, 2007.

Both Vistula Limited and Goodman Blue are not in good standing with the Inland Revenue in the United Kingdom. Both entities owe past taxes for PAYE (Pay As You Earn) which is the equivalent to the IRS’s FICA, Unemployment, and other taxes withheld from employee paychecks and is the part of an employee’s salary that represents their withholdings and should be paid directly to the government at the same time staff is paid. Vistula Limited is approximately £10,000 (USD 20,000) behind and Goodman Blue is approximately £35,000 (USD 70,000) behind. If the respective entities do not pay their respective delinquencies by Tuesday, April 3, 2007, Inland Revenue bailiffs may come to the offices of Vistula Limited and Goodman Blue to seize assets to secure the outstanding debts. This means that desks, chairs and PC’s may be seized; however the value of these assets may be less than the amounts owed.

On September 8, 2006, the Company sent a letter to Auris Consulting, Ltd. (“Auris”) and Sandro Grimaldi (“S. Grimaldi”) regarding a Consulting Agreement dated December 7, 2005 and a separate letter to Global Access Partners, Inc. (“Global Access”) and Alex Grimaldi (“A. Grimaldi”) regarding a Consulting Agreement, dated December 6, 2005, (together the “Consulting Agreements”) which stated that the Company considered Auris and Global Access to be in material default under the terms of their respective Consulting Agreements. As a result of non-compliance with numerous requests by the Company for items agreed to in the Consulting Agreements, the Company gave notice to Auris and Global Access that it was suspending all payments under the respective Consulting Agreements effective immediately.

In a letter dated September 6, 2006, the Law Offices of Glantz and Glantz, P.A. wrote on behalf of Alejandro (Alex) Grimaldi (“Grimaldi”) with regard to the possibility of a lawsuit being filed against the Company for its failure to compensate Grimaldi according to the Consulting Agreement dated December 6, 2005. The letter demanded that in order to resolve the matter without resorting to further legal action the Company compensate Grimaldi according to the terms of the contract. The Company intends to defend any such lawsuit filed by Grimaldi. The Company has not had any further communication from the Grimaldis and is not expecting them to initiate any proceedings.

Schedule 3.1(k)

Labor Relations

Due to the Company’s cash position, it has become delinquent with respect to several compensation payments owed to its employees, consultants and officers in the United States and in the United Kingdom. The Company has estimated that as of March 30, 2007, it owes $511,000 to its employees, consultants and officers, of which $380,000 is expected to be paid immediately following the Closing Date. The estimated amounts owed include overdue PAYE taxes due the UK.

The Company has previously paid for the services provided by a team of consultants at NetYantra, the developer of the V-Cube software. Due to non-payment for services from December 2006 through March 2007 NetYantra has informed the Company that it has given notice to its employees that operations will cease in one month. The Company’s Chairman, Rupert Galliers-Pratt, and Vinod Sankar, a Director of NetYantra, are in discussions to reduce the number of consultants from approximately 30 to 10 or fewer, with the objective of maintaining an adequate number of consultants to support the Northamber distribution agreement.

Effective December 15, 2006, J. Keith Markley resigned from all positions he held with the Company. Upon his resignation, Mr. Markley was entitled to payments totalling $290,000 as per the terms of his employment agreement. The Company has not discussed this payment with Mr. Markley but intends to negotiate delay of this payment until January 2008 and has reflected this delay in the Company’s budget figures disclosed.

Schedule 3.1(l)

Compliance

Pursuant to the terms of the Company’s outstanding 8% Convertible Debentures (the “Debentures”), the Company is required to make quarterly interest payments. The Company has not made the interest payment that was due on December 31, 2006. The Company has not received any notices of default from any of the Debenture holders. Immediately following the Closing Date the Company will pay approximately $260,000 to the Debenture holders as payment for the interest due on December 31, 2006 and March 31, 2007, for the December interest payment as well as an additional $130,000 for interest due on March 31, 2007. The Company has requested waivers from the Debenture holders whereby the holders (i) waive any Late Fee(s) associated with any overdue payment of interest, and (ii) confirm that the holder has not given the Company a notice of any Event of Default in respect of the Debentures and that no Event of Default now, or with the passage of time, exists with respect to the Debentures.

The Company’s subsidiary, Goodman Blue Limited, has a Small Business Loan, guaranteed by the UK Secretary of State pursuant to Section 8 of the Industrial Development Act of 1982. A payment made on this loan resulted in an overdraft of one of Goodman Blue’s bank accounts of approximately USD 18,000. Payment to replenish this overdraft is expected to be made directly following the Closing Date.

The Company’s subsidiary Vistula Limited, is overdrawn on one of its bank accounts by approximately USD 6,000. Payment to replenish this overdraft is expected to be made directly following the Closing Date.

The Company is delinquent with respect to approximately $14,000 in lease payments for its principal office in New York.  The Company is delinquent with respect to approximately GBP6,000 ($12,000) in lease payments for an apartment in London that is used by consultants of NetYantra.  The full amounts of these respective delinquencies are expected to be paid immediately following the Closing Date.  The Company is also delinquent with respect to approximately $18,000 in lease payments related to the Company's switching facility in Los Angeles, of which a portion of this amount is expected to paid immediately following the Closing Date.

Schedule 3.1(n)

Title to Assets

The Company expects to enter into an Agreement whereby it will sell its UK Lucent Switch used in the Company’s wholesale voice services business in exchange for the buyer (i) assuming the Telehouse lease and all associated costs, including, without limitation the costs of the circuits, power, and running the switching equipment (ii) operating the Switch, (iii) allowing the Company to use the switch for three years at no cost to the Company and (iv) assuming any billing processes previously performed by one of the Company’s employees, who will continue to be available to the Company. The Agreement is expected to be effective retroactively as of January 1, 2007.

The Company’s Sonus switch located in Los Angeles had an equipment failure and has not been working as of January 31, 2007. Due to the Company’s cash position and minimal revenue as a result of this switch, the switch has not been repaired. Any traffic has been re-routed to the UK switching facility in London.

Schedule 3.1(o)

Patents and Trademarks

The Company has not yet filed a trademark application in the United Status or in any other jurisdiction to register the trademark the names V-Cube or Order-to-Cash (“O2C”) which it is currently using to market and distribute the Company’s V-Cube VoIP platform.

Schedule 3.1(p)

Insurance

The Company is currently carrying Directors and Officers insurance underwritten by Navigators, which expires on April 27, 2007, with coverage of $5,000,000 and an extension of the same policy with coverage for an additional $5,000,000. The company has paid the premium in full through the expiration date. The premium for the renewal of this insurance is due by April 27, 2007 and is expected to be approximately $150,000 or more.

The Company also carries property and casualty insurance underwritten by St. Paul Travelers for both its US domestic and its foreign operations which expires on October 17, 2007. The company is invoiced quarterly and is current with invoices related to this coverage.

The recently acquired UK company, Goodman Blue Limited, had an existing insurance agreement which expires on August 8, 2007. This policy is paid in full through the expiration date.

Schedule 3.1(q)

Transactions with Affiliates and Employees

See Schedule 3.1(g) for a description of the Rothschild Notes.

Schedule 3.1(r)

Sarbanes-Oxley; Internal Accounting Controls

As the Company is an S-B (Small Business) filer, it is not yet required to be fully compliant with the Sarbanes-Oxley Act of 2002; however, the Company is compliant with respect to the areas under which it is presently required to be compliant. The Company has included in its budget reasonable amounts to fund assistance from an outside consulting firm with experience in developing and implementing controls and procedures for companies similar to Vistula and its Subsidiaries, in order to comply with the current requirements of the Sarbanes-Oxley Act of 2002 as at December 31, 2007 and thereafter, or as otherwise required.

Schedule 3.1(s)

Certain Fees

The Company will be obligated to pay certain fees and/or issue certain warrants to Oceana Partners LLC in connection with the sale of the convertible notes and warrants in accordance with the Oceana Partners Engagement Letter.

The Company may be obligated to pay certain fees and/or issue certain warrants to Indigo Securities LLC in connection with the sale of the convertible notes and warrants in accordance with the Indigo Placement Agreement. The Company intends to request from Indigo a waiver of such fees and/or warrants, absent which the terms of the agreement would require payment of a minimum fee of $300,000 and 6% cashless warrants on any monies raised.

The Company may be obligated to pay certain fees and/or issue certain warrants to Source Capital Group, Inc. (“SCG”) in connection with the sale of the convertible notes and warrants in accordance with the Source Capital Engagement Letter. The Company intends to request from SCG a waiver of such fees and/or warrants, absent which the terms of the agreement would require payment of 6% cash, which is to be paid from the proceeds, and 6% warrants.

Schedule 3.1(x)

Disclosure

Forward-Looking Statements

This Schedule 3.1(x) includes certain statements, budgets, estimates, projections and other forward-looking statements with respect to the anticipated future performance of Vistula Communications Services, Inc. The statements, budgets, estimates, projections and other forward-looking statements, which have not been reviewed or examined by the Company’s independent auditors, are based upon various assumptions by management made on a reasonable basis and in good faith that may not prove to be correct. Such assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. No assurance is given, that the Company can or will attain such results. Actual results are likely to vary, perhaps materially, from the Company’s projections due, at least in part, to the Risk Factors cited in the Company’s Form 10K-SB for the year ended December 31, 2005.

Vistula Communications Services, Inc.

Consolidated Budget

	2007	2007	2007	2007	YTD
	Q1	Q2	Q3	Q4	2007

Revenues	290,013	1,457,135	4,020,758	4,248,351	10,016,257

Cost of revenues	271,950	623,486	1,116,704	1,214,614	3,226,755

Gross margin	18,063	833,649	2,904,054	3,033,737	6,789,503

Selling, general & administrative	1,247,527	1,292,447	1,322,567	1,257,457	5,119,999

Results from operations (excludes all non-cash items)	(1,229,463)	(458,799)	1,581,486	1,776,280	1,669,504

Cash flow from bridge & other financing (net), (repaid Feb 2009)	3,000,000				3,000,000

Adjustment for current creditors and accrue Dec. 2007.	(543,188)	(351,937)	(351,937)	98,940	(1,148,121)

Capital expenditures	(76,800)	-	-	-	(76,800)

NetYantra acquisition	-	-	-	(350,000)	(350,000)

Budgeted quarterly cash	1,150,549	(810,736)	1,229,549	1,525,220	3,094,583

Budgeted cumulative cash balance at quarter end	1,150,549	339,813	1,569,363	3,094,583	3,094,583

Results from operations (excludes all non-cash items)	(1,229,463)	(458,799)	1,581,486	1,776,280	1,669,504

Non-cash expenses	2,307,087	2,300,961	2,228,059	2,228,059	9,064,165

Budget Net Income (Loss)	(3,536,550)	(2,759,759)	(646,572)	(451,779)	(7,394,660)

Narrative assumptions:

Vistula Communications Services, Inc.

Consolidated Budget
	2008	2008	2008	2008		YTD
	Q1	Q2	Q3	Q4		2008

Revenues	6,065,655	6,838,838	7,391,698	8,159,150		28,455,340

Cost of revenues	1,510,979	1,887,795	2,216,573	2,593,348		8,208,695

Gross margin	4,554,675	4,951,043	5,175,125	5,565,801		20,246,645

Selling, general & administrative	2,210,385	1,814,285	1,689,385	1,506,385		7,220,440

Results from operations (excludes all non-cash items)	2,344,290	3,136,758	3,485,740	4,059,416		13,026,205

Cash flow from bridge & other financing (net), (repaid Feb 2009)	(225,600)		-			(225,600)

Adjustment for current creditors and accrue Dec. 2007.	(450,877)			473,420		22,543

Capital expenditures	-	-	-	-		-

NetYantra acquisition

Budgeted quarterly cash	1,667,813	3,136,758	3,485,740	4,532,836		12,823,148

Budgeted cumulative cash balance at quarter end	1,667,813	4,804,571	8,290,311	12,823,148		12,823,148
					*	15,917,731

Results from operations (excludes all non-cash items)	2,344,290	3,136,758	3,485,740	4,059,416		13,026,205

Non-cash expenses	2,167,059	2,045,059	2,045,059	2,045,059		8,302,234

Budget Net Income (Loss)	177,232	1,091,699	1,440,682	2,014,358		4,723,971

* Cumulative cash including 2007 ending cash balance.

This budget was completed March 14, 2007 and is subject to final review by the Company’s Budget and Finance Committee and approval by its Board of Directors. The budget assumes that the Company’s 8% Convertible Subordinated Debentures shall have converted to common stock prior to maturity in February and March 2008.

The presentation to investors has been posted on the Company’s website.

Schedule 3.1(y)

Registration Rights

Pursuant to the Agreement for the sale and purchase of the whole of the issued share capital of Goodman Blue Limited dated October 11, 2006 between the Company and Scott Lee Goodwin, the Company granted piggy back registration rights with respect to the 2,500,000 shares of common stock issued to Goodwin.

Schedule 3.1(z)

Tax Status

See Schedule 3.1(b) for a description of the Company’s tax status.

Schedule 3.1(cc)

Accountants

PKF Certified Public Accountants, A Professional Corporation (“PKF”)
29 Broadway
New York, NY 10006

Schedule 3.1(ee)

No Disagreements with Accountants or Lawyers

As of the date hereof, $106,915 is payable by the Company to PKF for its outstanding invoiced fees and disbursements for accounting and auditing services provided to the Company. The Company intends to pay these outstanding fees and disbursements out of the proceeds received from the sale of the convertible notes and warrants under the Agreement.

As of the date hereof, $222,283, is payable by the Company to Foley Hoag LLP for its outstanding invoiced fees and disbursements in connection with legal services provided to the Company. The Company plans to negotiate a payment plan with Foley Hoag LLP after the proceeds from the sale of the convertible notes and warrants under the Agreement have been received.

The Company also is in arrears to Vaughn & Associates and Simmons Gainsford for consulting and accounting services provided over the past several months. The Company plans to negotiate a payment plan with each of these accounting firms after the proceeds from the sale of the convertible notes and warrants under the Agreement have been received.

Schedule 3.1(jj)(i)

Employee Benefit Plans; ERISA

Vistula Communications Services, Inc. Amended and Restated 2004 Stock Incentive Plan

Schedule 4.9

Use of Proceeds

Use	(rounded)
Payroll	380,000
NetYantra	335,000
Debenture interest	260,000
Legal	250,000
PKF	110,000
SG&A & overdrafts	65,000
Office Exp.	30,000
Capex	30,000
Rent	30,000
CFO bonus	30,000
Trade vendors	25,000
Accounting	20,000
Tax	17,000
Travel reimbursement	13,000
Subtotal	1,595,000

Financing (estimate)	77,000
Subtotal	1,672,000

Estimated balance	828,000

Total	2,500,000

The amounts listed for Use are only the outstanding amounts in respect of which the Company plans on making immediate payments following the Closing Date of the financing. There are additional amounts which are recorded on the books of the Company and its subsidiaries either as accounts payable or accrued expenses which need to be negotiated with each individual creditor.

The estimated total accounts payable and accrued expenses expected to be recorded by the Company as at March 31, 2007 is approximately $3,410,000 (which excludes the $2,500,000 Put-option from Scott Goodwin as described in Schedule 3.1(d)). The Use of proceeds detailed above is included in this figure. The details supporting this figure by category are as follows:

Payroll	511,000
Consulting	337,000
NetYantra	335,000
Legal	315,000
Severance	299,000
Debenture interest	259,000
Trade vendors	224,000
Audit	171,000
Purchaser *	168,000
Public/Investor relations	165,000
Accounting	95,000
SG&A (various small items)	90,000
To be written-off	84,000
Capex	69,000
Directors	50,000
Printer	39,000
Travel	39,000
Marketing	34,000
Interest	30,000
CFO bonus	30,000
Rent	29,000
Small Business Loan	20,000
Taxes outstanding	17,000
Total	3,410,000

* Purchaser is described below.

On October 12, 2006, the Company entered into agreements relating to the sale of certain customer agreements using Vistula’s Order-to-Cash (“O2C”) Managed Office software platform and the management of certain customer accounts utilizing the O2C software to a Purchaser.  Goodman Blue had been processing the invoice and collections of cash from the customers whose agreements were sold to the Purchaser. As cash was collected in from the customer Goodman Blue was supposed to forward on the cash to the Purchaser. Goodman Blue used this cash for its own operations and owes the Purchaser approximately GBP 75,000 (USD 147,000) for this activity and additional amounts related to other business activity from Vistula Limited. The Company intends to negotiate the cash owed to the Purchaser and other accounts payable due the Purchaser from Vistula Limited with the license sale price for the Purchaser’s use of MyOrder portal the Purchaser is contracted to buy.